UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

WORKHORSE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of communications from Workhorse Group Inc. (“Workhorse” or the “Company”), to the Company’s employees, customers, partners and analysts relating to the Agreement and Plan of Merger, dated August 15, 2025, by and among the Company, Motiv Power Systems, Inc., a Delaware corporation (“Motiv”), Omaha Intermediate 2, Inc., a Delaware corporation, Omaha Intermediate, Inc., a Delaware corporation, and Omaha Merger Subsidiary, Inc., a Delaware corporation (the “Merger Agreement”).

The following was posted on the Company’s social media pages on September 23, 2025:

Excited to see Motiv Electric Trucks making an impact in New Jersey with zero-tailpipe-emission buses that protect children’s health and improve air quality. As Workhorse and Motiv join forces, we’re excited to lead the medium-duty EV market with vehicles that truly make a difference for fleets and communities.

Press Release

Motiv Electric Trucks, Van-Con, Inc. and CCMT Bring Clean Electric
School Buses to D&M Tours and the Teaneck, Midland Park, and Ramsey

New Jersey Boards of Education

Electric school buses will replace aging gasoline fleet, eliminating idling, noise, vibrations, pollution and tailpipe emissions

FOSTER CITY, Calif. and TEANECK, NJ (September 23, 2025) As the 2025 school year gets under way in New Jersey, the students in Teaneck, Midland Park, and Ramsey public school districts will be breathing easier as they enjoy the ride in fully-electric Type B school buses operated by D&M Tours. The zero-tailpipe emission buses, manufactured by Motiv Electric Trucks and upfitted by Van-Con, Inc. will replace aging gasoline buses. The project was developed and managed by Climate Change Mitigation Technologies LLC (CCMT).

“With the start of the new school year, these new buses are on their routes, picking up and dropping off school children safely and sustainably,” said Tim Palomba, CEO of D&M Tours in Paterson, New Jersey. “These children and their communities will benefit greatly from the Motiv-Van-Con electric buses which dramatically reduce noise and air pollution in the bus “cabin” as well as in the multiple communities along the routes. Zero-emission buses are especially important for the Type A and B school buses that Van-Con makes because they are often used to transport special needs children, who generally spend a greater amount of time on a school bus than the other students.”

The four electric Type A school buses feature Motiv’s proven EPIC 4 platform and Van-Con’s safe and durable school bus body. Each bus eliminates idling, noise and vibrations as well as tailpipe pollution and CO2 emissions, providing students a healthy, quiet and safe ride to school. The routes serviced by this project, like many school transportation routes, are ideal for electrification due to their local, repetitive, predictable nature and the fleet’s ability to charge overnight at a central depot.

D&M tours will replace four older gasoline buses, avoiding up to 3,000 gallons of fossil fuel and related costs annually. Over the 15-year useful life of the project it is estimated that the Motiv electric buses will log 1,134,000 miles and eliminate over 2 million pounds of tailpipe emissions.

In addition to the health benefits, there are significant economic benefits to the district. According to an analysis from the Electric School Bus Initiative, an electric school bus can save the district more than $100,000 in lifetime fuel and maintenance savings compared to an equivalent diesel bus.

The school buses will travel between D&M’s fleet depot in Paterson to students in Teaneck, Midland Park, Ramsey, and multiple communities in between, providing health benefits all along the way. Research has shown prolonged exposure to poor air quality increases rates of heart disease, impaired lung function and lower IQ levels. Paterson accounts for 62 percent of all asthma Emergency Room visits in Passaic County, but only accounts for 29 percent of the Passaic County’s population. Children in Passaic County under the age of 5 have an asthma rate that is 65 percent higher than the New Jersey statewide average.

“This is a wonderful representation of our Better Trucks, Better World vision. Replacing aging diesel school buses with clean, electric alternatives represents exactly the kind of meaningful health and environmental progress we’re working to accelerate as we expand the presence of our class 4 electric truck platform,” said Scott Griffith, CEO of Motiv Electric Trucks. “Students, drivers, and the communities these buses serve will all benefit from the elimination of harmful diesel emissions, while D&M Tours gains the operational advantages and cost savings of electric.”

“We are pleased to deliver these buses to one of our best customers as he helps lead the school bus industry into the next century,” said Jim Anderson, President of Van-Con, Inc. “These four buses are the first four of a total of 29 electric school buses we are building with Motiv for districts and contractors across New Jersey.”

“Climate Change Mitigation Technologies LLC (CCMT) appreciates the opportunity to partner with D&M Tours, Inc., Van-Con, Inc., and Motiv to deliver the first fleet of electric school buses built in part in New Jersey,” said James Sherman, CEO of CCMT. He noted that “CCMT’s integration of the buses, DCFC chargers, and OCPP charge management software gives D&M the operational control of charging, real-time economic transparency of charging costs, and management reports it needs. I am pleased to report that the electric school bus fleet, chargers, and control software integration worked seamlessly all summer long.”

Other project partners include the New Jersey Department of Environmental Protection (NJDEP) which provided funding for the project, Vanore Electric, Inc., which was the electrical contractor for the project; PSE&G, which helped expedite the project, and Grid Link, Inc., which was the OCPP/charge management software system provider.

A ribbon-cutting event is scheduled for Tuesday, October 28, 2025 at 11 am at the D&M Tours facility at 20 Shady Street in Paterson, NJ. Persons interested in attending may contact jsherman@ccmtdg.com for an invitation.

About Motiv Electric Trucks

Founded in 2009, Motiv is a privately held company headquartered in the San Francisco Bay Area. Motiv is a leading manufacturer of medium duty, zero-emission electric trucks and buses, producing a range of vehicles, including step vans, shuttle buses, box trucks, and work trucks, designed to eliminate tailpipe CO2 emissions and particulate matter, while offering drivers and passengers a more comfortable, healthier and safer ride.

Motiv’s combination of operational cost savings and environmental performance helps customers meet emissions and pollution standards as well as achieve their own net-zero, ESG or other climate impact-related pledges and commitments.

On August 15, 2025, Motiv and Workhorse Group Inc. (Nasdaq: WKHS) entered into a definitive merger agreement to combine in a transaction that will create a leading North American medium-duty electric truck OEM. The transaction is expected to close in the fourth quarter of 2025, subject to approval by Workhorse’s shareholders and other customary closing conditions.

More information about the company’s products and services is available at https://www.motivtrucks.com.

About Van-Con, Inc.

Van-Con, Inc. is a 50 year old New Jersey company founded on the principle of safety first. Starting with Paul Anderson, Sr. back in 1973 and continuing today under Jim and Linda Anderson, Van-Con, Inc. has been a school bus innovator from the start. This means being one of the earliest proponents for school bus safety standards, development of the first 16 passenger Type A school bus, and one of the first school bus body builders to offer ADA compliant wheel-chair lifts. Today, Van-Con, Inc. manufactures a variety of Type A and B school buses and there are literally hundreds of Van-Con school buses on the road with scores of customers across New Jersey. Van-Con, Inc. is located in Middlesex, NJ. www.vanconbus.com

About Climate Change Mitigation Technologies LLC (CCMT).

CCMT is the leading low, zero, and negative carbon fuels and fleets project development and management firm in New Jersey that provides advisory services and also delivers design-build fully operational charging or fueling infrastructure. CCMT has delivered hydrogen and electric truck and bus fleet projects and is currently working on renewable natural gas (RNG) projects for public and private fleets. Among CCMT’s completed projects are the 2021 delivery of 5 BYD garbage trucks to the Jersey City DPW; the 2022 delivery of 10 BYD terminal tractors to the Red Hook Container Terminal in Port Newark, NJ; the 2025 delivery of 2 BYD garbage trucks and 3 Motiv senior citizen shuttle buses to Woodbridge Township, NJ; the 2025 delivery of 1 BYD garbage truck and 2 Motiv commuter “HOP” shuttle buses to Hoboken, NJ; and the 2025 delivery of multiple Motiv dry goods box and cold plate last mile delivery trucks to the Elizabeth Board of Education.

About D&M Tours, Inc.

D&M Tours, Inc. has been in business for over 25 years and is one of the largest private school bus contractors in northern New Jersey and a leader in the drive to more sustainable fuels and school buses. The D&M fleet consists of diesel, gasoline, propane, and now electric school buses. D&M is trusted to serve some of the largest and smallest school districts in New Jersey including Paramus, Teaneck, and other public and private schools. D&M is also a pillar of the local Paterson, NJ community, providing a source of employment for dozens of drivers, mechanics, dispatchers, yardmen, and others whom together make D&M one of the safest and cleanest operators in the business.

Media Contact

John Williams, Motiv Electric Trucks

John.Williams@motivps.com, +1-206-660-5503

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Additional Information and Where to Find It

In connection with the proposed transaction, Workhorse intends to file with the SEC a Proxy Statement on Schedule 14A (the “Proxy Statement”). Workhorse may also file other relevant documents with the SEC regarding the transactions described herein. This document is not a substitute for the Proxy Statement or any other document that Workhorse may file with the SEC. Any Definitive Proxy Statement (if and when available) will be mailed to shareholders of Workhorse. SHAREHOLDERS OF WORKHORSE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT WORKHORSE, THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, AND RELATED MATTERS. Shareholders will be able to obtain a free copy of the Proxy Statement (if and when available) and other relevant documents once such documents are filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, or from the Workhorse’s website at www.ir.workhorse.com.

Participants in the Solicitation

Workhorse and certain of its directors and officers may be deemed to be “participants” in the solicitation of proxies in respect of the proposed transaction. Information concerning the directors and officers of the Company and interests of the persons who may be considered “participants” in the solicitation is set forth in Amendment No. 1 to Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, filed with the SEC on April 30, 2025, and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1425287/000121390025037631/ea0239686-10ka1_workhorse.htm. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, or by directing a request to Workhorse at the address above, or at www.ir.workhorse.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included or incorporated by reference in this communication, including, among other things, statements regarding the proposed merger transaction between Workhorse and Motiv, future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the combined company’s operations or operating results are forward-looking statements. Forward-looking statements may be identified by the use of the words “believe”, “plan”, “expect”, “estimate”, “budget”, “schedule”, “forecast”, “intend”, “anticipate”, “target”, “project”, “contemplate”, “predict”, “potential”, or “continue”, and similar words or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, Workhorse expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the parties’ control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

The following risks and uncertainties, among others, could cause actual results or events to differ materially from those described in forward-looking statements: the parties’ ability to successfully integrate their businesses and technologies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the expected benefits and synergies of the proposed transaction may not be fully achieved in a timely manner, or at all; the risk associated with Workhorse’s ability to obtain the approval of its shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; unanticipated difficulties, liabilities or expenditures relating to the transaction; the effect of the announcement, pendency or completion of the proposed transaction on the parties’ business relationships and business operations generally; the effect of the announcement or pendency of the proposed transaction on Workhorse’s common stock prices and uncertainty as to the long-term value of the combined company’s common stock; risks that the proposed transaction disrupts current plans and operations of the parties and their respective management teams and potential difficulties in hiring or retaining employees as a result of the proposed transaction; our ability to develop and manufacture our product portfolio, including the W4 CC, W750, and W56 and other programs; our ability to attract and retain customers for our existing and new products; ongoing and anticipated changes in the U.S. political environment, including those resulting from the new Presidential Administration, control of Congress, and changes to regulatory agencies; the implementation of changes to the existing tariff regime by the new Presidential Administration and measures taken in response to such tariffs by foreign governments; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies and incentives or any challenge to or failure by the federal government, states or other governmental entities to adopt or enforce regulations such as the California Air Resource Board’s Advanced Clean Fleet regulation; changes in attitude toward environmental, social, and governance matters among regulators, investors, and parties with which we do business; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting us, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our general inability to raise additional capital to fund our operations and business plan; our ability to receive sufficient proceeds from our current and any future financing arrangements to meet our immediate liquidity needs and the potential costs, dilution and restrictions resulting from any such financing; our ability to maintain compliance with the listing requirements of the Nasdaq and the impact of any steps we have taken, including reverse splits of our common stock, on our operations, stock price and future access to funds; our ability to protect our intellectual property; market acceptance of our products; our ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, our ability to control our expenses; the effectiveness of our cost control measures and impact such measures could have on our operations, including the effects of furloughing employees; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and the Middle East) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions Inc.; our ability to realize the benefits of the sale and leaseback transaction of our Union City Facility; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s periodic reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2024, including those factors described under the heading “Risk Factors” therein, and Workhorse’s subsequent Quarterly Reports on Form 10-Q. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.